Exhibit 10.6
DIRECTOR FEE AGREEMENT
This Director Fee Agreement (the “Agreement”) is made and entered into by and among Brad Bernstein (the “Director”), FTV Management Company, L.P., a Delaware limited partnership (“FTV”), and Sunlight Financial Holdings Inc., a Delaware corporation (the “Company”), effective as of March 29, 2022.
WHEREAS, in connection with the Director’s service on the board of directors (the “Board”) of the Company, the Company desires to memorialize in writing its existing agreement to compensate the Director for such service on the Board, pursuant to the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the mutual covenants, promises, and obligations set forth herein, the parties agree as follows:
1.Compensation. In exchange for the Director’s service on the Board, the Company shall pay to FTV cash equal to the sum of: a) the annual cash compensation otherwise payable to non-employee members of the Board for their participation on the Board during the covered year, plus (b) cash equal to the fair market value of the equity award that is otherwise payable to the non-employee members of the Board for their participation on the Board for the covered year, valued as of and payable after the applicable vesting date, or as otherwise provided in the then current outside director compensation policy with approval of the Compensation Committee or such other committee vested with such authority by the Board.
2.Amendment, Waiver. This Agreement may not be modified, amended or waived in any manner, except by an instrument in writing signed by all parties hereto. The waiver by any party of compliance with any provision of this Agreement by the other party or parties shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.
3.Entire Agreement. This Agreement, together with the Investors Rights Agreement, dated as of July 9, 2021, by and among the Company, Spartan Acquisition Sponsor II LLC, FTV V, L.P., Tiger Infrastructure Partners Sunlight Feeder LP, Tiger Infrastructure Partners Co-Invest B LP and the other parties thereto, and the Indemnity Agreement, dated as of July 9, 2021, by and between the Director and the Company, constitute the entire agreement and understanding of the parties hereto with respect to the matters covered herein and supersedes all prior or contemporaneous negotiations, commitments, agreements and writings with respect to the subject matter hereof, including without limitation all such other negotiations, commitments, agreements and writings shall have no further force or effect, and the parties to any such other negotiation, commitment, agreement or writing shall have no further rights or obligations thereunder.
4.Governing Law/Venue. This Agreement shall be performable, governed by and construed in accordance with the laws of the State of Delaware, without regard to conflict of laws principles thereof. Each party to this Agreement hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts in the State of Delaware, for the purposes of any proceeding arising out of or based upon this Agreement. Except as otherwise required by law or legal process, in the event of a dispute between the parties under this Agreement, the parties hereto agree to enter non-binding mediation in good faith prior to initiating a lawsuit or other legal action.
5.Withholding of Taxes. The Company may withhold from any amounts or benefits payable under this Agreement all taxes it may be required to withhold pursuant to any applicable law or regulation.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SUNLIGHT FINANCIAL HOLDINGS INC.
By: /s/ Matthew Potere Name: Matthew Potere Title: Chief Executive Officer
DIRECTOR
Signature: /s/ Brad Bernstein Print Name: Brad Bernstein
FTV MANAGEMENT COMPANY, L.P.
By: FTV Management Company GP, L.L.C., its General Partner
By: /s/ David Haynes Name: David Haynes Title: Managing Member

2